UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Blvd.

Van Nuys, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 15, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Cherokee Inc. (the “Company”) approved the issuance of performance stock unit awards (an “Award” or the “Awards”) to the Company’s President, Howard Siegel, and to the Company’s Chief Financial Officer, Jason Boling, pursuant to the Company’s 2006 Incentive Award Plan (the “2006 Plan”).  Each performance stock unit represents a contingent right to receive one share of the Company’s common stock. Mr. Siegel’s Award entitles him to receive up to 17,000 shares of the Company’s common stock and Mr. Boling’s Award entitles him to receive up to 10,000 shares of the Company’s common stock, subject to certain vesting and other conditions described below and as set forth in individual Award agreements to be entered into between the Company and each recipient.  There is no purchase price required by the recipient in connection with his receipt of an Award or upon vesting. The Committee approved the Awards after receiving a report from an independent compensation consultant retained by the Committee to advise it on compensation matters.

The performance stock units vest in up to three increments where the average closing price of the Company’s common stock during the month preceding the end of the Company’s applicable fiscal year is (i) $15.35 for the Company’s fiscal year ending February 1, 2014 (“Fiscal 2014”), (ii) $16.88 for the Company’s fiscal year ending January 31, 2015 (“Fiscal 2015”) and (iii) $18.57 for the Company’s fiscal year ending January 30, 2016 (“Fiscal 2016”).  If a price target is met, one-third of the performance stock units will vest. In addition, if a price target for either Fiscal 2014 or Fiscal 2015 is not met, the portion of the Award that would have vested had such target been met for such fiscal year will rollover to the following fiscal year and will vest in the event the price target for the following fiscal year is met. For example, if at the end of Fiscal 2014 the Company’s average closing share price for the month preceding the end of Fiscal 2014 is below $15.35 (i) no portion of the Award will vest at the end of Fiscal 2014 and (ii) two-thirds of the shares subject to the Award will vest in the event that the Company’s average closing share price for the month preceding the end of Fiscal 2015 is at least $16.88. Similarly, if neither target for Fiscal 2014 and Fiscal 2015 is met (i) the entire Award will vest in the event that the Company’s average closing share price for the month preceding the end of Fiscal 2016 is at least $18.57 and (ii) no portion of the Award will vest in the event that the Company’s average closing share price for the month preceding the end of Fiscal 2016 is below $18.57.  The executive must continue to be employed by the Company through the relevant vesting dates to be eligible for vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: April 19, 2013	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer